Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of BPI Industries Inc., a corporation organized under the laws of British Columbia (the “Corporation”), hereby constitutes and appoints George J. Zilich as his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, to (a) sign and file on his behalf and in his name, place and stead in any and all capacities (i) a Registration Statement on Form S-8 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of up to 5,000,000 shares of the Corporation’s Common Stock, without par value, for issuance under the BPI Industries Inc. 2005 Omnibus Stock Plan, (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.
     This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Name	Title	Date

/s/ James G. Azlein	President, Chief Executive Officer and Director	12/20/05
James G. Azlein

/s/ Costa Vrisakis	Director	12/20/05
Costa Vrisakis

/s/ William J. Centa	Director	12/20/05
William J. Centa

/s/ Dennis Carlton	Director	12/20/05
Dennis Carlton